SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 8, 2009
SAPIENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-28074	04-3130648
(Commission File Number)	(I.R.S. Employer Identification No.)

131 Dartmouth Street
Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)
(617) 621-0200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
On November 8, 2009, Sapient Corporation (the “Company”) and Jerry A. Greenberg, formerly the Company’s Chief Executive Officer and Co-Chairman of the Board, entered into a Second Amended and Restated Consulting Agreement (the “Agreement”) pursuant to which Mr. Greenberg will continue to provide strategic planning, market positioning and other consulting services to the Company as requested and directed by the Company’s Chief Executive Officer. As compensation for these services, Mr. Greenberg will be paid a monthly (or partial month, regarding services performed from November 8 — 30, 2009) consulting fee (the “Fee”) as follows:

Period	Amount
November 8 — November 30, 2009	$12,222
December 1 — December 31, 2009	$16,667
January 1, 2010 — December 31, 2010	$12,500 per month ($150,000 per year)
January 1, 2011 — December 31, 2011	$16,667 per month ($200,000 per year)
The Agreement supersedes the Consulting Agreement entered into by and between Mr. Greenberg and Sapient on October 16, 2006 and subsequently amended and restated on November 8, 2007, and, unless otherwise terminated by either party, the Agreement will terminate on December 31, 2011. Either party may terminate the Agreement upon thirty (30) days’ prior written notice to the other party. In the event the Agreement is terminated prior to December 31, 2011, the Fee will be paid pro rata through the termination date.
A copy of the Agreement is filed as an exhibit to this Form 8-K and is incorporated into this Item 1.01 by this reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Second Amended and Restated Consulting Agreement dated as of November 8, 2009 between Sapient Corporation and Jerry A. Greenberg

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2009	SAPIENT CORPORATION (Registrant)
	By:	/s/ Kyle A. Bettigole
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Amended and Restated Consulting Agreement dated as of November 8, 2009 between Sapient Corporation and Jerry A. Greenberg